Exhibit 99.3
CONSULTING AGREEMENT
          THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into this 24th day of January, 2006, by and between Remote Dynamics, Inc., a Delaware corporation, having a principal place of business at 1155 Kas Drive, Suite 100, Richardson, Texas, 75081 (“REDI”), and Saffron Capital Management LLC, or any of its affiliates, having his its principal place of business at 350 Madison Avenue New York City NY 10017 (collectively the “Consultant”).
1.	Consulting Services. Consultant agrees to provide consulting services to REDI during the Initial Term as defined in Section 2 below. These consulting services will be directed toward assisting REDI in the accomplishment of certain strategic objectives including, but not limited to, the following:
i.	Review the business operations, financial strategy, financial condition and prospects of REDI;

ii.	Facilitate introductions to potential investors and coordinate meetings and ongoing discussions with REDI;

iii.	Explore strategic alternatives relationship between REDI and any of the potential investors;

iv.	Advise and assist in communications with potential investors, as directed by and on behalf of REDI, and determine the continuing level of interest and financial qualifications of any such party;

v.	Assist REDI in identifying and initiating meetings with suitable acquisition targets and/or their private equity sponsors and assist it with ongoing communications with each of the potential acquisition targets and/or sponsors;

vi.	Provide financial advisory services in connection with any proposed merger with or acquisition of another entity or any other similar transaction (the “Transaction”) including feasibility analyses and valuation analyses;

vii.	Identify structural alternatives for undertaking the Transaction with a view to achieving REDI’s objectives;

viii.	Assist REDI in evaluating information provided by potential acquisition target(s) as part of the Transaction’s due diligence process;

ix.	At REDI’s request, assist in negotiations and help develop related strategy and tactics concerning the Transaction’s overall implementation process;

x.	Provide REDI with assistance and guidance regarding potential outsourcing opportunities
2.	Term. Consultant shall provide the services described in Section 1 above for a period commencing September 1, 2005 and terminating ten (10) months thereafter (the “Initial Term”) unless extended by mutual written agreement of the parties hereto.

3.	Termination. If a party materially defaults in its performance under this Agreement, and fails to either substantially cure such default within thirty (30) days after receiving written notice specifying the default or, for those defaults which cannot reasonably be cured within thirty (30) days, promptly commence curing such default and thereafter proceed with all due diligence to substantially cure the same, then the party not in default may terminate this Agreement as of a date specified in such notice; provided, that any such termination by a party for cause shall not serve as a waiver of any rights or remedies such party may have against the breaching party at law or in equity. Notwithstanding the preceding, in the event that REDI terminates this Agreement for
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cause pursuant to this Section 3, any and all Common Stock issued to Consultant under Section 4 shall be forfeited as of the date of such termination.
4.	Consulting Fees. REDI shall provide the following compensation to Consultant for the services rendered under this Agreement:
a.	Common Stock Issuance. In consideration for the services provided and subject to Nasdaq clearance, REDI shall issue to Consultant one million (1,000,000) shares of REDI common stock, par value $0.01 per share, which shall be validly issued, fully-paid and non-assessable, and shall, to REDI’s knowledge, be free from all taxes, liens, claims and encumbrances with respect to the issuance thereof (“Common Stock”) with 500,000 shares being issued contemporaneously with the execution of this Agreement and the remaining 500,000 shares being issued contemporaneously with the closing of a transaction which results in REDI receiving proceeds in the minimum amount of $2,000,000.
5.	Expenses. REDI shall reimburse Consultant for its reasonable and necessary expenses incurred in performing the services under this Agreement; provided, however, that any expenses in excess of $500.00 shall be pre-approved in writing by REDI prior to incurrence by Consultant.

6.	Indemnification to Consultant. REDI shall indemnify and hold harmless Consultant, its officers, agents, and representatives (each an “Indemnified Consultant Party”) from and against any and all losses, claims, damages or liabilities which either such Indemnified Consultant Party may incur, including any amount paid in settlement of any claim, action or proceeding commenced or threatened, and any and all expenses reasonably incurred (including reasonable and necessary attorney’s fees) in connection with any such claim, action or proceeding insofar as such loss, claim, damages, liabilities, actions, proceedings or expenses (collectively “Consultant Losses”) resulting from REDI’s acts and/or omissions, except that no Indemnified Consultant Party shall be so indemnified to the extent that any Consultant Losses arise out of such Indemnified Consultant Party’s negligence or willful misconduct or bad faith in connection with the performance of such Indemnified Consultant Party’s services hereunder and except that REDI shall not be liable in any event for any amount paid in settlement of any claim or any litigation, threatened or commenced, whatsoever if such settlement is effected without the written consent of REDI (which consent shall not be reasonably withheld). Consultant shall give prompt written notice to REDI of any claim or action commenced or threatened against each Indemnified Consultant Party in respect of which indemnity may be sought thereunder. If it so elects within a reasonable time after receipt of such notice, REDI may assume the defense of such claim or action. If REDI assumes the defense of such claim or action, REDI will not be liable for any fees and expenses of counsel for an Indemnified Consultant Party incurred thereafter in connection with such claim or action. Any separate counsel representing an Indemnified Consultant Party shall cooperate with REDI and its counsel in the defense of such claim or action. The failure of Consultant to promptly notify REDI of its receipt of commencement of any claims or action in respect of which indemnity may be sought will relieve REDI from any liability REDI may have to the extent that such delay in notification prejudices REDI’s defense of such claim or action.

7.	Indemnification to REDI. Consultant shall indemnify and hold harmless REDI, its parents, subsidiaries, affiliates, officers, agents, and representatives (each an “Indemnified REDI Party”) from and against any and all losses, claims, damages or liabilities which either such Indemnified REDI Party may incur, including any amount paid in settlement of any claim, action or proceeding commenced or threatened, and any and all expenses reasonably incurred (including reasonable and necessary attorney’s fees) in connection with any such claim, action or proceeding insofar as such loss, claim, damages, liabilities, actions, proceedings or expenses (collectively “REDI Losses”) resulted from the acts and/or omissions of Consultant or its authorized representatives in performing the services to be provided by Consultant pursuant to the terms of this Agreement, except that no Indemnified REDI Party shall be so indemnified to the extent that any REDI Losses arise out of such Indemnified REDI Party’s negligence, willful misconduct, or provision of false or incorrect information to Consultant and except that Consultant shall not be liable in any event for any amount paid in settlement of any claim or any litigation, threatened or commenced, whatsoever if such settlement is effected without the written consent of the Consultant (which consent shall not be reasonably withheld). REDI shall give prompt written notice to Consultant of any claim or action commenced or threatened against each Indemnified REDI Party in respect of which indemnity may be sought thereunder. If it so elects within a reasonable time after receipt of such notice, Consultant may assume the defense of such claim or action. If Consultant assumes the defense of
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such claim or action, Consultant will not be liable for any fees and expenses of counsel for an Indemnified REDI Party incurred thereafter in connection with such claim or action. Any separate counsel representing an Indemnified REDI Party shall cooperate with Consultant and its counsel in the defense of such claim or action. The failure of REDI to promptly notify Consultant of its receipt of commencement of any claims or action in respect of which indemnity may be sought will relieve Consultant from any liability Consultant may have to the extent that such delay in notification prejudices Consultant’s defense of such claim or action.

8.	Confidentiality. “REDI Confidential Information” shall mean, for purposes of this Section 8, the technical and business information which is proprietary and confidential to REDI, and such other information marked “Confidential” and disclosed to Consultant by REDI pursuant to this Agreement. Consultant shall hold all REDI Confidential Information in confidence and shall not disclose the same to third parties without the prior written permission of REDI, and shall not use REDI Confidential Information other than for the benefit of REDI during the Initial Term or any renewal term and for such period following the termination of this Agreement as REDI Confidential Information remains a trade secret of REDI.

9.	Relationship of the Parties. It is the intention of the parties that Consultant be an independent contractor and not an employee, agent, joint venturer, or partner of REDI. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between REDI and either Consultant or any employee or agent of Consultant. Nothing in this Agreement shall be construed to give either party the power to direct or control the daily activities of the other party, or to constitute the parties as principal and agent, employer and employee, franchisor and franchisee, partners, joint venturers, co-owners, or otherwise as participants in a joint undertaking. REDI and Consultant understand and agree that, except as specifically provided in this Agreement, REDI does not grant Consultant the power or authority to make or give any agreement, statement, representation, warranty, or other commitment on behalf of REDI, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of REDI, or to transfer, release, or waive any right, title, or interest of REDI.

10.	No False Representations. Consultant shall (1) conduct business in a manner that reflects favorably at all times on REDI’s products and services and the reputation of REDI; (2) avoid deceptive, misleading, or unethical practices that are or might be detrimental to REDI, its products and services including any disparagement of REDI, its products and services; (3) make no false or misleading representations with regard to REDI, its products and services; and (4) refrain from publishing or employing any misleading or deceptive advertising material regarding REDI, its products and services.

11.	Nonexclusive. Consultant shall retain the right to perform services for others during the terms of this Agreement; provided, that REDI’s ownership and confidentiality of work product is not jeopardized in any way. REDI shall retain the right to cause similar services to be performed by its own personnel and/or other contractors during the Initial Term and any renewal term.

12.	Compliance With Law. Consultant shall comply with all applicable federal, state, and local laws and regulations in performing its duties hereunder.

13.	Method of Performing Services. Consultant, in conjunction with its personnel, will determine the method, details, and means of performing the services to be performed for REDI pursuant to the terms of this Agreement. REDI shall have no right to, and shall not, control the manner or determine the method which Consultant performs services pursuant to this Agreement; provided, however, that REDI may require Consultant’s personnel to observe at all times the security and safety policies of REDI. Notwithstanding the preceding, REDI shall be entitled to exercise a broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance.

14.	Record Keeping. Consultant shall maintain complete and accurate accounting records, in a form in accordance with standard accounting practices, to substantiate Consultant’s charges hereunder. Such records shall include payroll records and time sheets, and Consultant shall retain such records for a period of one (1) year from the date of final payment hereunder.
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15.	Consultant’s Agreements With Personnel. Consultant shall obtain and maintain in effect written agreements with each of its employees and/or independent contractors who participate in providing services to REDI under this Agreement. Such agreements shall contain terms sufficient to enable Consultant to comply with all provisions of this Agreement, shall establish a duty of confidentiality enforceable by REDI and shall confirm that such personnel shall have no status as employees of REDI and no claim under any REDI employee benefit plan.
16.	No Discrimination. Consultant agrees that in the performance of this Agreement he will not discriminate or permit discrimination against any person or group of persons on the grounds of sex, race, color, religion, or natural origin in any manner prohibited by the laws of the United States.

17.	Force Majeure. Neither party hereto shall be responsible for any failure to perform due to unforeseen circumstances or to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials. In the event of any such delay, said party is excused from performance for a period equal to the time of such delay. In the event such delay exceeds sixty (60) days, either party may terminate this Agreement.

18.	Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile or certified mail, return receipt requested, to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section:

If to REDI:

Remote Dynamics, Inc.
1155 Kas Drive, Suite 100
Richardson, Texas 75081
Attention: President
Facsimile: (972) 301-2263

If to Consultant:

Saffron Capital Management LLC
350 Madison Avenue
New York City NY 10017
Facsimile: (972) 985-4129
Any notice shall be deemed to have been received as follows: (1) by personal delivery, upon receipt; (2) by facsimile upon receipt; (3) by certified mail, five (5) business days after delivery to the U.S. postal authorities by the party serving notice. If notice is sent by facsimile, a confirming copy of the same shall be sent by mail to the same address.
19.	Assignment. Consultant is being retained as per this Agreement because of REDI’s confidence in Consultant’s abilities which confidence is personal in nature. This Agreement shall not be assignable by either party without the prior written consent of the other party which shall not be unreasonably withheld, and Consultant may not delegate his duties hereunder without the prior written consent of REDI. Any attempt by Consultant to assign any of its rights or delegate any of its duties hereunder without the prior written consent of REDI shall be null and void.

20.	Ownership of Work Product. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Consultant or its personnel during the course of performing REDI’s work (collectively, the “Work Product”) shall belong exclusively to REDI and shall, to the extent possible, be considered a work made for hire for REDI within the meaning of Title 17 of the United States Code. Consultant automatically assigns, and shall cause its personnel automatically to assign, at the time of creation of the Work Product, without any
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requirement of further consideration, any right, title, or interest it or they may have in such Work Product, including any copyrights or other intellectual property rights pertaining thereto. Upon request of REDI, Consultant shall take such further actions, and shall cause its personnel to take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. Consultant shall provide to REDI a complete written disclosure of any Work Product developed or created by Consultant or its personnel during the course of performing REDI’s work.
21.	GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF. CONSULTANT HEREBY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE DISTRICT COURT RESIDING IN DALLAS COUNTY, DALLAS, TEXAS (OR IF APPLICABLE, THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION) FOR ALL LITIGATION WHICH MAY BE BROUGHT WITH RESPECT TO OR ARISING OUT OF THE TERMS OF AND THE TRANSACTIONS AND RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT.

22.	Partial Invalidity. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

23.	Successors. This Agreement shall inure to the benefit of, and be binding upon, Consultant and REDI, their successors and assigns.

24.	Survival. In the event of any termination of this Agreement, Sections 6, 7, 8 and 22 hereof shall survive and continue in effect.

25.	Entire Agreement of the Parties. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for REDI and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.
          IN WITNESS THEREOF, REDI and Consultant have caused this Consulting Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.

REMOTE DYNAMICS, INC.,
a Delaware Corporation

By:	/s/ J. Raymond Bilbao

Title: President, COO and Secretary
Date: January 17, 2006

CONSULTANT:

SAFFRON CAPITAL MANAGEMENT LLC

By:	/s/ Raahim Don

Title: Managing Member
Date: January 24, 2006
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